UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2017

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd., Houston, Texas 77042
(Address of principal executive offices) (zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 18, 2017, the Board of Directors of our General Partner declared a quarterly cash distribution of $0.558 per common unit which, when combined with distributions to our General Partner, will result in total distributions of $88 million attributable to the fourth quarter of 2016. This distribution is payable February 13, 2017, to unitholders of record as of January 31, 2017. A copy of the press release announcing the declaration of our quarterly cash distribution is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The description in Item 2.02 above of the declaration of our quarterly cash distribution is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 — Press release issued by Phillips 66 Partners LP on January 18, 2017, announcing the declaration of its quarterly cash distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66 PARTNERS LP

By: Phillips 66 Partners GP LLC, its general partner

/s/ Chukwuemeka A. Oyolu
Chukwuemeka A. Oyolu Vice President and Controller

January 18, 2017

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued by Phillips 66 Partners LP on January 18, 2017, announcing the declaration of its quarterly cash distribution.